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                                                                  Exhibit 3.1(f)

                                                                         (STAMP)

                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF ORGANIZATION OF
                         ASHTON WOODS CALIFORNIA L.L.C.

                            (PURSUANT TO NRS 86.221)

     1. Name of Limited Liability Company: Ashton Woods California L.L.C.

     2. Date of Filing of Articles of Organization: February 6, 1997.

     3. Amendment to Articles of Organization: The Articles of Organization have been amended to change the name of the limited liability company to "Ashton Orlando Residential L.L.C." and Articles One of the Articles of Organization is amended to read as follows:

          The name of the limited liability company referred to in these Articles as the "Company" is Ashton Orlando Residential L.L.C.

     4. Signature: The undersigned being a manager of the limited liability company hereby executes this Certificate the 23rd day of January, 2001.


                                        /s/ Harry Rosenbaum
                                        ----------------------------------------
                                        Harry Rosenbaum, Manager